Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Daszkal, Bolton, Manela, Devlin & Co., CPA's, hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 16, 2000 appearing in Intraco System Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

/s/ DASZKAL, BOLTON, MANELA, DEVLIN & CO., CPA'S
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March 20, 2001



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